UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

PROVISION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9253 Eton Avenue

Chatsworth, California 91311

(Address of Principal Executive Offices)

(818) 775-1624

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Provision Holding, Inc. (the “Company”) accepted and entered into Subscription Agreements (the “Subscription Agreements”) for 13,333,333 shares of Company’s common stock (the “Common Stock”) with 15 accredited investors (the “Investors”) for an aggregate purchase price of $800,000 at a price of $0.06 per share . Each Investor received warrants to purchase shares of Common Stock equal to 20% of the shares each purchased (the “Warrants”). The Warrants have an exercise price of $0.09 per share and are exercisable for three-years from the date of issuance of the Warrant. The Subscription Agreements contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The foregoing description of the terms of the Subscription Agreements and Warrants does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Common Stock and Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) of the Securities Act because the issuance of such securities as the sale of the Common Stock and Warrants did not involving any public offering. The Company did not use a broker and did not pay any commission on the issuance.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

10.1	Form of Subscription Agreement (including the Warrant), by and between Provision Holding, Inc. and various purchasers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HODLING, INC.

Date: April 6, 2017	By:	/s/ Curt Thornton
Curt Thornton
Chief Executive Officer

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